BELLAVISTA
_______________

CAPITAL

Annual Shareholder Meeting

July 21, 2011

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Meeting Agenda

I.	Formal Meeting

A.	Call to order

B.	Call for additional ballots or proxies

C.	Verification of quorum

D.	Adjournment

E.	Announce election results when tabulated

II.	Shareholder Presentation

A.	BellaVista team

B.	Real estate market

C.	2010 at BellaVista Capital

D.	The current portfolio and the controlled liquidation

E.	Shareholder repurchase program

F.	Q & A

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	2	CAPITAL

The BellaVista Team

Name	Position
Jeffrey Black	Director
Patricia Wolf	Director & Secretary
William Offenberg	Chairman & CEO/CFO

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	3	CAPITAL

The BellaVista Annual

Shareholder Meeting

1.	Election of 1 Class II Director

▪	Jeff Black is the nominee.

2.	To approve, on an advisory basis, the compensation of our named executive officer

▪	BOD recommended voting for approval

3.	To approve, on an advisory basis, the frequency of future advisory votes on compensation of our named executive officers

▪	BOD recommended voting for a frequency of 3 years

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	4	CAPITAL

Forward-Looking Statements

This presentation contains forward-looking statements. These include statements regarding the Company’s future financial results, operating results, business strategies, projected costs and capital expenditures, investment portfolio, competitive positions, and plans and objectives of management for future operations.  Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “seek,” “target” and “continue,” or the negative of these terms, and include the assumptions that underlie such statements.  The Company’s actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties.  All forward-looking statements in this presentation are based on information available to the Company as of the date hereof and the Company assumes no obligation to update any such statements.

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	5	CAPITAL

Real Estate Market

➢	Credit markets have recovered but…

▪	Lending criteria have been substantially tightened

➢	Residential market is still sluggish:

▪	REO inventory is dominating the real estate market

▪	Little sign of near term recovery for normal “For Sale’ homes

▪	Sale prices remain close to historical lows

•	Some firming and modest increases in a few regions

▪	Sales rates remain low and Days On Market high

▪	Inventories remain stubbornly high

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	6	CAPITAL

Real Estate Market

➢	Qualified buyers cautiously reentering market but…

▪	Have difficulty in qualifying for mortgages

➢	Home/Condo prices dropped 3 - 9% in California in 2010 *

▪	1 in 5 home owners owe more than home is worth **

▪	1 in 8 mortgages are late or in some phase of foreclosure **

➢	Unemployment remains stubbornly high although showing some signs of improvement regionally.

▪	Across California – currently ranges from 8 to 27%

➢	Commercial real estate and commercial mortgage markets are still experiencing defaults and foreclosures

▪	Banks selling foreclosed properties at discount prices

▪	Loan underwriting requirements continue to tighten

▪	This will push out the timing for the sale of BVC commercial properties

		* Case-Shiller Indexes
Annual Shareholder Meeting		** Wall Street Journal	BELLAVISTA
July 21, 2011	7		CAPITAL

2010 at BellaVista

A Controlled Liquidation In Progress

➢	A controlled liquidation of BVC began in FY ’09

▪	Last major investment was made in December 2006

➢	Board of Directors continues to:

▪	Review all investments and operations

▪	Provide direction and oversight of management

➢	Took control of over 13 properties over the past 3 years

➢	Executing on the individual strategies for each of the REO properties

▪	Sell

•	Current value + carrying cost are greater than estimated future value

▪	Rent and Hold

•	Estimated future value is greater than current value + carrying cost

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	8	CAPITAL

Controlled Liquidation

The Portfolio

➢	All remaining construction completed on portfolio properties

➢	Gilmartin luxury home - Tiburon

▪	Sold

▪	Paid off existing $3.4 m debt

➢	Cathedral Building - Broadway Ave, Oakland

▪	1 retail, 5 commercial/office and 7 residential units

▪	Assumed “shared control” with borrower

▪	Sold 3 commercial and 1 residential units

▪	No debt

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	9	CAPITAL

Controlled Liquidation

The Portfolio

➢	MacArthur Blvd. - Oakland

▪	16 residential condos and 1 small retail condo

▪	All residential units sold

▪	Retained 2 Seller carry-back loans totaling $325k

➢	Cummings Park - East Palo Alto

▪	24 market residential, 6 BMR residential and 2 commercial condos

▪	Sold

•	The 24 residential units,

•	3 of the 6 affordable units

•	1 of the 2 commercial units

▪	Rented a portion of the remaining retail condo

▪	Of the original $14.6m debt, only $625k remains

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	10	CAPITAL

Controlled Liquidation

The Portfolio

➢	Frank Norris – Polk Street, San Francisco

▪	32 unit “55 and over” condo project

▪	Instead of foreclosing on a developer headed toward bankruptcy, we settled by assuming

•	Ownership of 14 condos

•	$2.5m debt

▪	Sold 10 of the 14 condos

▪	2 of the 4 remaining condos are rented

▪	Debt has been paid off

➢	Brighton – Modesto

▪	Originally developed as a 40 unit apartment to condo conversion

▪	Converted back to operating as an apartment complex

▪	Holding for future appreciation

▪	Maintaining a consistent 95% plus occupancy rate

▪	Carrying a $1.5m line of credit

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	11	CAPITAL

Controlled Liquidation

The Portfolio

➢	Pulgas Ave - East Palo Alto

▪	6.5 Acres of industrial land

▪	Holding for future appreciation

▪	Income from several short term rentals partially offset carrying costs

▪	Carrying a $1.5m line of credit

➢	Alum Rock Retail complex

▪	14 unit retail project located at the intersection of Alum Rock and White Road in San Jose

▪	Currently have all units rented

▪	Rental income covers operating and interest costs

▪	Holding for appreciation

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	12	CAPITAL

Controlled Liquidation

The Portfolio

➢	Bowman Road, Pineville, NC

▪	Vacant parcel of commercial land

▪	Property is being marketed for sale.

•	Demand in the area is low

•	Expected to take 18 to 36 months to close a transaction.

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	13	CAPITAL

Controlled Liquidation

The Portfolio

➢	Other properties foreclosed on through April 2011 where BVC owns less than 100%

▪	2 separate retail/commercial properties: 68% - Oakland, CA

▪	Single family home: 43% - San Felipe Road, San Jose, CA

▪	Undeveloped residential land: 40% - Oakdale, CA

▪	Commercial/industrial property: 21% - Escalon, CA

▪	5 separate parcels including a hotel, bowling alley, restaurant and 2 vacant parcels: 20% - Auburn, CA

▪	Recorded 25 lot subdivision: 9% - El Sobrante, CA

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	14	CAPITAL

Controlled Liquidation

Debt & Total Operating Expense Reductions

➢	Reduced total debt

▪	From $9,280k in FY ’09 to $6,425k in FY ‘10

▪	A decrease of $2,855k or 31%

➢	Reduced total operating expenses

▪	From $1,457k in FY ’09 to $918k in FY ‘10

▪	A decrease of $539k or 37%

➢	For first 6 months FY ‘11 (unaudited)

▪	Reduced operating expenses from $318k in FY ‘10 to $279k in FY ‘11

▪	A decrease of 39k or 12%

➢	As the portfolio properties are sold off, REO and overall operating expenses will continue to decrease

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	15	CAPITAL

Regulatory & Compliance Expenses

➢	Cost of complying with the regulatory, reporting and management requirements imposed on a public company by the SEC, Maryland law and BVC by-laws

▪	Audit and Tax Preparation

▪	SEC Reporting

▪	Board of Directors

▪	Directors & Officers Insurance

▪	CEO & CFO time spent on reporting and other regulatory compliance matters

▪	General & Administrative

▪	Legal

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	16	CAPITAL

Regulatory & Compliance Expenses

➢	Reduced regulatory and compliance expenses

▪	In FY ’09 expenses were $503k

▪	In FY ‘10 decreased by $43k or 9% to $460k

•	54% of total controllable operating expenses

▪	FY ’10 changes

•	Reducing Board size from 4 to 3 members

•	Reducing the number of meetings

•	Combining CEO and CFO positions

FY ’10 ($ 000)
Board of Directors	$ 141
Audit and Tax Preparation	$ 121
Directors & Officers Insurance	$ 112
CEO & CFO	$ 51
SEC Reporting	$ 15
General & Administrative	$ 12
Legal	$ 8
Total	$ 460

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	17	CAPITAL

Controlled Liquidation

Impairments

➢	Recognized impairments

▪	FY ’08: $17.7m

▪	FY ’09: $5.3m

▪	FY ’10: $5.0m

➢	Impairments come from 2 principal sources

1. Properties that were marketed for sale and sold

2. Properties that went unsold or are being held for appreciation

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	18	CAPITAL

Controlled Liquidation

Impairments

➢	Properties that were sold

▪	Took longer to sell

▪	Prices continued to decline

➢	Properties unsold or being held

▪	Properties are evaluated on a quarterly basis and reviewed by our auditors

▪	Lower on-going appraisals on a quarter-to-quarter basis reflecting the depressed market conditions with falling prices and longer days on market

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	19	CAPITAL

FY ‘10 Impairments

Property	Location	Type	Impairment ($ 000)
Cummings Park	East Palo Alto	Commercial & residential	1,442
Pulgas	East Palo Alto	Land	915
Auburn, CA	Auburn	Hotel, restaurant & land	614
Brighton	Modesto	Apartments	438
Sterling	Morgan Hill	Land	348
Alum Rock	San Jose	Retail	299
International Blvd	Oakland	Retail/commercial	289
Mac Homes	Oakland	Condos	218
Other			448
		Total	5,011

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	20	CAPITAL

NRV

Components and Summary

	FY ‘09 Ended 9/30/09	FY ‘10 Ended 9/30/10
Impairments	$ -0.48	$ - 0.45
Operating Expenses	$ - 0.13	$ - 0.08
REO Expenses	$ - 0.09	$ - 0.07
Interest Cost	$ - 0.07	$ - 0.06
Gross Profit (Interest and Sales)	$ 0.07	$ 0.09
Share Repurchases	$ 0.04	$ 0.00
NRV to GAAP Reconciliation Items	$ - 0.17	$ 0.00
Change in NRV	$ - 0.83	$ - 0.57

	Weighted average NRV per share
Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	21	CAPITAL

NRV

Components and Summary

	FY ‘09 Ended 9/30/09	FY ‘10 Ended 9/30/10
Impairments	$ -0.48	$ - 0.45
Operating Expenses	$ - 0.13	$ - 0.08
REO Expenses	$ - 0.09	$ - 0.07
Interest Cost	$ - 0.07	$ - 0.06
Gross Profit (Interest and Sales)	$ 0.07	$ 0.09
Share Repurchases	$ 0.04	$ 0.00
NRV to GAAP Reconciliation Items	$ - 0.17	$ 0.00
Change in NRV	$ - 0.83	$ - 0.57

Beginning NRV	$ 3.10	$ 2.27
Ending NRV	$ 2.27	$ 1.70

	Weighted average NRV per share
Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	22	CAPITAL

Current Portfolio

Property	Location	Type	Status
Brighton Avenue	Modesto	Condos (39)	Rent & Hold
Alum Rock	San Jose	Retail (14)	Rent & Hold
Pulgas Ave	East Palo Alto	Land	Rent & Hold
Cummings Park	East Palo Alto	Commercial (1) Residential (3)	Rent & Sale
Frank Norris/Polk	San Francisco	Condos (4)	Rent & Sale
Broadway Avenue	Oakland	Mixed Use (3/6)	For Sale
Pineville Land	Pineville, NC	Land	For Sale
MacArthur Blvd.	Oakland	Condos (1)	For Sale
Partial Ownership	CA - 90%	Various	For Sale
Deeds of Trust	CA - 90%	Various	Paid Monthly

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	23	CAPITAL

2011 Focus

Controlled Liquidation

➢	Continue managing as a controlled liquidation

➢	Key considerations

▪	“Sell Now” versus “Hold for Appreciation”

•	Current value + carrying cost versus future appreciated value

▪	Portfolio properties will continue to require cash to fund carrying costs and operations

▪	Estimate 2 - 3 years to manage and sell off all of the portfolio assets

➢	We will continue to drive down total operating expenses as the portfolio properties are sold

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	24	CAPITAL

A Controlled Liquidation

 Prioritized Use of Cash

1.	Fund the operation of portfolio properties

2.	Service and payoff debt

3.	Fund company operations

4.	Fund shareholder repurchase program

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	25	CAPITAL

Stock Repurchase Program

➢	The Repurchase Program is anticipated to be initiated once the Company has paid off all of its debt.

▪	Repurchase will be funded from subsequent net proceeds from sale of assets

➢	Provide liquidity to shareholders in the form of stock repurchase

▪	Deliver cash to shareholders in as tax efficient manner as possible - as a sale of stock

➢	Repurchase price anticipated to be NRV less a modest discount for:

▪	Then-current market and portfolio risks

▪	Funding requirements for the remaining properties and operations

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	26	CAPITAL

Questions & Answers

FY ‘10 Annual Meeting

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	27	CAPITAL

Q & A

Question

With the stock market over 12500 (a 32-month high), why has the price of BellaVista shares not increased?

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	28	CAPITAL

Q & A

Question

Other than the costs to operate the Company, what other factors have caused NRV to fall?

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	29	CAPITAL

Q & A

Question

What has the Company done to reduce expenses in FY ‘10?

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	30	CAPITAL

Q & A

Question

How do you determine what properties to sell and what properties to hold?

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	31	CAPITAL

Q & A

Question

What has the Board accomplished this year?

And how would you feel as a shareholder?

More specifically, how much longer will it take to liquidate the company?

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	32	CAPITAL

Shareholder Q & A

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	33	CAPITAL

END OF PRESENTATION

Annual Shareholder Meeting		BELLAVISTA
July 21, 2011	34	CAPITAL